EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT


Agreement made, effective as of January 1, 2000 by and between Bentley Communications Corp., a corporation organized and existing under the laws of the State of Florida, with its principal office located at 100 Oceangate Boulevard, Suite 1200, Long Beach, California 90802, referred to in this Agreement as "Employer", and/or "Company", and Eric Bauchman, of 26782 Avenida Shonto, Mission Viejo, California 92691, referred to in this Agreement as "Employee".

In consideration of the mutual covenants and promises of the parties to this Agreement, and in consideration of the services rendered by Employee prior to the effective date of this Agreement, Employer and Employee agree as follows:

                                   SECTION ONE
                                   EMPLOYMENT

Employer employs Employee in an executive capacity and Employee accepts such employment with Employer, subject to the terms and conditions of this Agreement.

                                   SECTION TWO
                               TERM OF EMPLOYMENT

This Agreement and the employment under this Agreement shall commence on the effective date stated above, and continue until the end 12:00 midnight US Pacific Time on December 31, 2001.

                                  SECTION THREE
                               DUTIES OF EMPLOYEE

Employee will serve Employer faithfully and to the best of his ability under the direction of the board of directors of Employer. Employee will devote all of his time, energy, and skill during regular business hours to such employment. Employee shall perform such services and act in such executive capacity as the board of directors of Employer shall direct.

                                  SECTION FOUR
                                  COMPENSATION

A. Employee's salary shall be at the rate of $5,000 per month, less appropriate taxes and other deductions as agreed to by Employee, payable on the first and fifteenth of each month in two increments until the end of the term of this Agreement.

B. Employer shall issue Three Hundred Thousand (300,000) common shares of Bentley Communications Corp. pursuant to Rule 701, promulgated under the Securities Act of 1933, as amended, within 120 days of the date of this agreement.

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                                  SECTION FIVE
                             FAILURE TO PAY EMPLOYEE

The failure of Employer to pay Employee his salary as provided in Section Four may, in Employee's sole discretion be deemed a breach of this Agreement, and unless such breach is cured within [30] days after written notice to Employer, this employment Agreement shall terminate, including the noncompetition provisions of Sections Twelve and Thirteen.

                                   SECTION SIX
                            VALUATION OF COMMON STOCK

A. The common stock of Employer deliverable to Employee pursuant to Section Four shall be valued at $1.00 per share if there was no public market in such common stock during the period for which such stock represents payment.

B. The common stock of Employer deliverable to Employee pursuant to Section Four shall be valued at 50% of the average market price of such common stock during the period for which such stock represents payment, if there was a public market in such common stock during such period.

C. A public market in such common stock shall be deemed to have existed during a period if during the last six months of such period the National Daily Quotation Service regularly published prices of such common stock in its so-called "pink sheets" or any member firm of the National Association of Securities Dealers regularly quoted prices for such stock.

D. Average market price shall be determined by taking the mean between the high bid and the low asked prices of the common stock of Employer on each of the last three days of each month during such period for which such prices were published by the National Association of Securities Dealers chosen for such purposes by Employer with Employee's approval, which approval shall not be unreasonably withheld, and by averaging such means as so determined.

                                  SECTION SEVEN
                         SALE OF EMPLOYEE'S COMMON STOCK

A. Employee agrees that he will not sell or otherwise dispose of all or any part of the common stock of Employer delivered pursuant to Section Four unless Employee shall have received an opinion of counsel, in form and substance satisfactory to counsel for Employer (each party to bear the expense of its own counsel), to the effect that registration of the shares to be sold or disposed of is not required under the Securities Act of 1933, as amended, or unless there shall be in effect a registration statement under such act with respect to such proposed sale or disposition of the shares to be sold or disposed of and Employee shall have complied with all applicable provisions of such act and the rules and regulations under such act.

B. All certificates issued to represent the common stock delivered to Employee may bear the following legend: "The shares represented by this certificate are the subject of an Agreement, dated as of January 1, 2000, a copy of which is on file at the principal office of Bentley Communications Corp., and may not be transferred, sold, or otherwise disposed of except in accordance with the terms of such Agreement."

C. Employer is authorized to instruct its transfer agent to refuse to transfer such stock certificates except in accordance with the terms of this Agreement.

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                                  SECTION EIGHT
                         OPTION TO PURCHASE COMMON STOCK

Concurrently with the execution of this Agreement, Employer shall deliver to Employee an option to purchase Four Hundred Thousand (400,000) shares of the common stock of Employer for the purchase price of Two Dollars ($2.00) per share, which option is in the form of Exhibit A, attached to this Agreement, and, by this reference, made part of this Agreement as fully and to the same effect as if set forth in this Agreement in its entirety.


                                  SECTION NINE
                           REIMBURSEMENT FOR EXPENSES

Employer shall reimburse Employee for reasonable out-of-pocket expenses that Employee shall incur in connection with his services for Employer contemplated by this Agreement, on presentation by Employee of appropriate vouchers and receipts for such expenses to Employer.

                                   SECTION TEN
                         EMPLOYEE'S SERVICE AS DIRECTOR

Employee consents to serve as a director of Employer or any parent, subsidiary, or corporation affiliated with Employer, on condition that Employee receive the same compensation paid to other directors of any such company for their services as directors.

                                 SECTION ELEVEN
                                   TERMINATION

A. This Agreement may be terminated on [30] days' written notice to Employee by Employer if Employee fails to perform or to comply with any material term or condition of this Agreement, or if the holders of the preferred stock of Employer acquire and exercise the right to choose a majority of the board of directors of Employer and a majority of the newly elected board of directors vote to terminate such employment, but in such event, if Employee has performed or complied with all the material terms and conditions of this Agreement, the noncompetition provisions of Sections Twelve and Thirteen shall not apply.

B. If Employee shall fail or be unable to perform the services required under this Agreement, because of any physical or mental infirmity, and such failure or inability shall continue for three consecutive months, or for six months during any consecutive twelve month period, Employer shall have the right to terminate this Agreement 90 days after delivering written notice of such termination to Employee, provided, however, that Employee shall continue to receive his full compensation under this Agreement to the date of termination, in spite of any such infirmity. The noncompetition provisions of Sections Twelve and Thirteen shall continue in effect in spite of such termination of this Agreement, but if, after recovery from such infirmity as evidenced by a medical certificate of a physician of Employer, Employer does not choose to hire Employee in some executive capacity, the noncompetition provisions of Sections Twelve and Thirteen, if still in effect, shall cease to be operative. Upon such termination, any common stock issuable under this agreement will be issued on a prorated basis as of the last day of employment.

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                                 SECTION TWELVE
                        NONCOMPETITION AFTER TERMINATION

Employee agrees that, in addition to any other limitation, for a period of one year after the termination of his employment under this Agreement, except a termination caused by Employer in violation of the terms of this Agreement, and unless otherwise specified in this Agreement, Employee will not directly or indirectly engage in, or in any manner be connected with or employed by any person, firm, corporation, or other entity in competition with Employer or engaged in providing Business-to-Business E-Commerce Internet Services within a radius of 250 miles of any office of Employer, its affiliates or its subsidiaries.

                                SECTION THIRTEEN
                         SOLICITATION AFTER TERMINATION

Employee agrees that, in addition to any other limitation, for a period of five years after the termination of his employment under this Agreement, except a termination caused by Employer in violation of the terms of this Agreement, and unless otherwise specified in this Agreement, Employee will not, on behalf of himself or on behalf of any other person, firm, corporation, or other entity, call on any of the customers of Employer, or any of its affiliates or subsidiaries for the purpose of soliciting and/or providing to any of such customers any Business-to-Business E-Commerce or ISP Internet Services, nor will he, in any way, directly or indirectly, for himself or on behalf of any other person, firm, corporation, or other entity solicit, divert, or take away any customer of Employer, its affiliates or its subsidiaries.

                                SECTION FOURTEEEN
                         USE OF CONFIDENTIAL INFORMATION

Employee agrees that, in addition to any other limitation contained in this Agreement, regardless of the circumstances of the termination of employment, he will not communicate to any person, firm, corporation, or other entity any information relating to customer lists, prices, secrets, advertising, nor any confidential knowledge or secrets that Employee might from time to time acquire with respect to the business of the Employer, or any of its affiliates or subsidiaries.

                                 SECTION FIFTEEN
                                INJUNCTIVE RELIEF

Employee acknowledges that the services to be rendered under this Agreement are of a unique, special, and extraordinary character that would be difficult or impossible for Employer to replace, and by reason of such difficulty, Employee agrees that for violation of any of the provisions of this Agreement, Employer shall, in addition to any other rights and remedies available under this Agreement, at law or otherwise, be entitled to an injunction to be issued by any court of competent jurisdiction enjoining and restraining Employee from committing any violation of this Agreement, and Employee consents to the issuance of such injunction.

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                                 SECTION SIXTEEN
                           COMMUNICATIONS TO EMPLOYER

A. From the time this Agreement commences until the termination of this Agreement, Employee shall communicate and channel to Employer all knowledge, business, and customer contacts and any other matters of information that could concern or be in any way beneficial to the business of Employer, whether acquired by Employee before or during the term of this Agreement, provided, however, that nothing under this Agreement shall be construed as requiring such communications where the information is lawfully protected from disclosure as a trade secret of a third party.

B. Any such information communicated to Employer as stated above shall be and remain the property of Employer, in spite of the subsequent termination of this Agreement.


                                SECTION SEVENTEEN
                             TERMINATION BY EMPLOYEE

If Employer shall cease conducting its business, take any action looking toward its dissolution or liquidation, make an assignment for the benefit of its creditors, admit in writing its inability to pay its debts as they become due, file a voluntary or be the subject of an involuntary petition in bankruptcy, or be the subject of any state or federal insolvency proceeding of any kind, then the Employee may, in his sole discretion, by written notice to Employer, terminate his employment and Employer consents to the release of Employee under such circumstances and agrees that if Employer ceases to operate or to exist as a result of such event, the noncompetition and other provisions of Sections Twelve through Fourteen of this Agreement shall terminate.

                                SECTION EIGHTEEN
                                 BINDING EFFECT

This Agreement shall be binding on and shall inure to the benefit of any successor or successors of Employer and the personal representatives of Employee.

                                SECTION NINETEEN
                             LAW TO GOVERN CONTRACT

It is agreed that this Agreement shall be governed by, construed, and unforced in accordance with the laws of the State of California.


                                 SECTION TWENTY
                                ENTIRE AGREEMENT

This Agreement shall constitute the entire Agreement between the parties and supersedes any prior written or oral contract, understanding or representation of any kind.

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                               SECTION TWENTY-ONE
                            MODIFICATION OF AGREEMENT

Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

                               SECTION TWENTY-TWO
                                    NO WAIVER

The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

                              SECTION TWENTY-THREE
                                  ATTORNEY FEES

In the event that any action is filed in relation to this Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all the sums that either party may be called on to pay, a reasonable sum for the successful party's attorney's fees.

                               SECTION TWENTY-FOUR
                                     NOTICES

Any notice provided for or concerning this Agreement shall be in writing and shall be deemed sufficiently given when sent by certified or registered mail if sent to the respective address of each party as set forth at the beginning of this Agreement.

In witness of the above, each party to this Agreement has caused it to be executed at Los Angeles County in the State of California on the date indicated below.


/s/ Gordon F. Lee                                     Dated:   JANUARY 1, 2000
-----------------                                     ------   ---------------
Gordon F. Lee, President
Bentley Communications Corp.


/s/ Eric Bauchman                                     Dated:   JANUARY 1, 2000
-----------------                                     ------   ---------------
Eric Bauchman, Vice-president
Bentley Communications Corp.

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EXHIBIT "A"

EMPLOYEE STOCK OPTION AGREEMENT

Option agreement made, effective as of January 1, 2000, by and between Bentley Communications Corp., a corporation organized and existing under the laws of the State of Florida with its principal office located at 100 Oceangate Boulevard, Suite 1200, Long Beach, California 90802, referred to in this Agreement as "Employer", and/or "Company", and Eric Bauchman of 26782 Avenida Shonto, Mission Viejo, California 92691, referred to in this Agreement as "Employee".

RECITALS

The corporation desires, by affording the employee an opportunity to purchase its common shares, as provided in this agreement, to carry out the purpose of the stock option plan of the corporation approved by its shareholders.


In consideration of the matters described above, and of the mutual benefits and obligations set forth in this agreement, the parties agree as follows:

SECTION ONE

GRANT OF OPTION

The corporation irrevocably grants to the employee the right and option (the option), to purchase upon vesting all or any part of up to Four Hundred Thousand (400,000) common shares (this number being subject to adjustment as provided in Section Seven of this agreement) on the terms and conditions set forth in this agreement, and subject to the following schedule of vesting:

March 31, 2000                      50,000 options
June 30, 2000                       50,000 options
September 30, 2000                  50,000 options
December 31, 2000                   50,000 options
March 31, 2001                      50,000 options
June 30, 2001                       50,000 options
September 30, 2001                  50,000 options
December 31, 2001                   50,000 options

SECTION TWO

PURCHASE PRICE

The purchase price of the common shares covered by the option shall be Two Dollars ($2.00) per share.

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SECTION THREE

TERM OF OPTION

Any options granted under this agreement, whether they have vested or not, will expire thirty (30) days after termination of the employee's employment. The corporation shall determine the date when the employment of the employee terminated.

SECTION FOUR

NONTRANSFERABILITY

This option shall not be transferable, and the option may be exercised, during the lifetime of the employee, only by the employee. More particularly (but without limiting the generality of the foregoing), the option may be not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the option contrary to these provisions, and the levy of any execution, attachment or similar process on the option, shall be null and void.

SECTION FIVE

EMPLOYMENT

In consideration of the granting of the option, and regardless of whether or not the option shall be exercised, the employee will devote his entire time, energy and skill to the service of the corporation or one or more of its subsidiaries, subject to vacation, sick leave and other approved absences.

SECTION SIX

DEATH OF EMPLOYEE

If the employee dies before exercising the option, the option shall expire and lapse, and may no longer be exercised.

SECTION SEVEN

CHANGES IN CAPITAL STRUCTURE

If all or any portion of the option shall be exercised subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation occurring after the date of this agreement, as a result of which shares of any class shall be issued in respect of outstanding common shares, or common shares shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising the option shall receive the aggregate number and class of shares which, if common shares (as authorized at the date of this agreement) had been purchased at the date of this agreement for the same aggregate price (on the basis of the price per share set forth in Section Two of this agreement) and had not been disposed of, such person or persons would be holding, at the time of such exercise, as a result of such purchase and all such share dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations; provided, however, that no fractional share be issued on any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

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SECTION EIGHT

METHOD OF EXERCISING OPTION

Subject to the terms and conditions of this option agreement, this option may be exercised by written notice to the corporation, mailed or personally delivered to the corporation at the following address: 100 Oceangate Blvd., Suite 1200, Long Beach, CA 90802. Such notice shall state the election to exercise the option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the option. The notice shall either: (a) be accompanied by payment of the full purchase price of the shares, in which event the corporation shall deliver a certificate or certificates representing the shares as soon as practicable after the notice shall be received; or (b) fix a date (not less than five (5) nor more than ten
(10) business days from the date such notice is to be received by the corporation) for the payment of the full purchase price of the shares against delivery of a certificate or certificates representing the shares. Payment of the purchase price shall, in either case, be made by check payable to the order of the corporation. The certificate or certificates for the shares as to which the option shall have been exercised shall be registered in the name of the employee and another person jointly, with right of survivorship, and shall be delivered as provided above to or on the written order of the person or persons exercising the option. All shares that shall be purchased on the exercise of the option as provided in this agreement shall be fully paid and nonassessable.

SECTION NINE

RESERVATION OF SHARES TO SATISFY OPTION

The corporation shall at all times during the term of the option reserve and keep available such number of common shares as will be sufficient to satisfy the requirements of this option agreement.

SECTION TEN

SUBSIDIARY

As used in this agreement, the term "subsidiary" shall mean any present or future corporation that would be a "subsidiary corporation" of the corporation, as that term is defined in Section 424 of the Internal Revenue Code of 1986.

/s/ Eric Bauchman
-----------------
Eric Bauchman


/s/ Gordon Lee
--------------
Gordon Lee, President
Bentley Communications Corp.

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